Exhibit 10.36(a)

MITEL Telecom Limited Mitel Business Park, Portskewett, Monmouthshire. NP26 5YR
Tel: 0870 909 2020
Telex: 94011196
Ref: MITEL/PPLFY02/HR	Fax: 0870 909 4040
Internet: http://www.mitel.com
PRIVATE AND CONFIDENTIAL

Graham Bevington	20 July 2001

Cost Centre: 7210
Emp.No: 39710
Dear Graham
ALTERATIONS TO TERMS AND CONDITIONS OF EMPLOYMENT
Following a review of our financial performance in EMEA for the first quarter of FY02 and your overall contribution to our business, I am pleased to tell you that we are proposing to make the following changes to your Terms and Conditions of Employment, with effect from 1st July 2001.
We propose to increase your salary by £8,400. Your new base salary will be £113,400.
INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY AGREEMENT
In consideration of my employment with Mitel Networks Ltd. (Mitel Networks Corporation) (“Mitel”), the salary or wages paid to me in connection with my employment, the access provided to me to proprietary information of Mitel, its suppliers and customers and other good and valuable consideration, the adequacy of which is hereby acknowledged, I agree as follows:
1.0	BEST EFFORTS

1.1	I agree to devote my full time and attention and use my best efforts to perform the duties (“Work”) associated with my position, including without limitation the duty to create and invent. I agree not to work for or provide any services to a third party (other than as required by my position) without the prior written consent of Mitel.
Continued..........
With offices throughout the UK
Registered Office Mitel Telecom Ltd., Portskewett, Monmouthshire. NP26 SYR. Registered in England No. 1309829

2.0	OWNERSHIP OF INVENTIONS

2.1	Every invention and discovery, (whether patentable or not), work of authorship, technology and know-how and any improvement and revision to any of the foregoing (collectively “Inventions”) made or created by me, either alone or in collaboration with others, during the period of my employment with Mitel which uses Information (as defined below) or is within the scope of the actual or anticipated business of Mitel, including research and development, manufacturing, products and services of Mitel, and all intellectual and industrial property rights (IPR’s) arising with respect to any of the above will be the exclusive property of Mitel. I agree to hold all Inventions in a fiduciary capacity for the benefit of Mitel and hereby agree to assign all my rights and interests in the Inventions made or created by me to Mitel and its nominees and to promptly disclose in writing to my manager or to any person specifically designated by Mitel from time to time complete information concerning all Inventions made or created by me.

2.2	I acknowledge that I am being permitted by Mitel to use its premises, facilities, equipment and tools, supplies and other resources to do my Work which may involve making or creating various Inventions and that I am receiving Mitel’s assistance in performing my Work.

2.3	I agree that I may perform my Work at home or at other than Mitel locations during as well as outside regular Mitel business hours. I agree, that the Work so performed will be considered part of and within the scope of my regular Work for Mitel.

3.0	AGREEMENT TO ASSIST

3.1	I will, during and after the period of my employment with Mitel, without charge to Mitel, but at its request and expense, assist Mitel and its nominees in every reasonable way to obtain and vest in it or them title to all IPR’s arising with respect to all such Inventions in all countries by executing all necessary or desirable documents, including applications for patents, copyrights, topography rights and assignments thereof. I will also co-operate with Mitel and its nominees in the prosecution or defense of any claims, lawsuits or other proceedings arising in connection with any such Inventions, without charge to Mitel, but at its expense and request.

3.2	I hereby unconditionally and irrevocably waive all my moral rights under copyright legislation arising in connection with all Inventions, as applicable.

4.0	RECORDS

4.1	I will keep and maintain adequate and current records of all Inventions made or created by me and agree that these records will be and remain the property of and available to Mitel at all times. I agree that on leaving the employ of Mitel, I will promptly hand over to Mitel’s designated representative all such records in a tangible form such as notes, sketches, drawings, tables, lists, correspondence, computer diskettes, engineering books provided by Mitel, and other written, printed or photographed material in my possession, power or control relating to such Inventions and will not retain any such records.

5.0	TRADE SECRETS AND CONFIDENTIALITY

5.1	I recognize that during the period of my employment with Mitel, I will receive, develop or otherwise acquire information that (i) is a trade secret of Mitel, or (ii) is proprietary and confidential to Mitel, Its affiliates, suppliers or customers, as applicable, or (iii) is information that Mitel or any of its affiliates owes an obligation of confidence (collectively “Information”). I agree not to use any of the Information, in whole or in part, for any purpose other than for the benefit of Mitel and I will not, directly or indirectly, publish or disclose to any third party at any time during or after my employment any of the Information, in whole or in part, including Information relating to confidential inventions and ideas, products, product specifications, processes, procedures, machinery, apparatus, manufacturing affairs, business affairs, future plans, marketing plans, technical data, or customer lists (whether or not developed or acquired by me) without first obtaining the prior written authorization of Mitel for such use, publication or disclosure.

5.0	USE OF MITEL COMPUTER AND COMMUNICATIONS SYSTEMS

6.1	I agree to adhere to all Mitel policies and guidelines regarding the use of Mitel’s computers, communications systems (voice, data, video), databases or files, and I agree not to make any unauthorized use of such computers, communications systems, databases or files.

7.0	AGREEMENT NOT TO SOLICIT

7.1	I agree that, in view of the significant and material value to Mitel of the services for which Mitel has hired me, and the confidential nature of Information which I will receive, develop or otherwise acquire, and as a material inducement to Mitel to employ me and to pay me compensation for such services to be rendered by me to Mitel, while I am an employee of Mitel and for twelve (12) months thereafter:
(a)	I will not directly or indirectly, either for my own benefit or for the benefit of any person, firm or corporation, knowingly, directly or indirectly solicit, entice or approach any of Mitel’s employees so as to induce them to leave their employment with Mitel;

(b)	I will not solicit, or entice or attempt to solicit or entice away from Mitel any existing Mitel customer at the time of my departure or any other person, firm or corporation dealing with Mitel at the time of my departure.
8.0	REASONABLENESS OF RESTRICTIONS

8.1	I have carefully read and considered the provisions of this Agreement and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Mitel, its officers, directors, shareholders and other employees.

9.0	TERM

9.1	This Agreement will be effective upon the start of my employment with Mitel. The rights and obligations of the parties arising under this Agreement with respect to Inventions, IPR’s and Information, and Agreement Not to Solicit, will survive the termination of my employment with Mitel and this Agreement until they expire according to their terms.

10.0	SUCCESSORS, ASSIGNS, ETC.

10.1	This Agreement will inure to the benefit of the successors and assigns of Mitel and be binding upon my heirs, executors and administrators.

11.0	GOVERNING LAW & SEVERABILITY

11.1	This Agreement will be governed by and construed in accordance with the laws of England & Wales and where appropriate Scotland. If any provision of this Agreement, or any part thereof, shall be held to be invalid or unenforceable, such provision, or part thereof, shall be severable and of no force and effect without invalidating the remaining provisions hereof, and this Agreement shall continue in full force and effect as if same had not been a part hereof.

Other Terms and Conditions are as laid down In your original Terms and Conditions of Employment and subsequent alterations to contract, copies of which should already be in your possession.

FOR AND ON BEHALF OF
MITEL NETWORKS LIMITED		EMPLOYEE

I hereby agree to the changes to my terms and conditions of employment as detailed above.

Signature:	/s/ Paul Lloyd	Signature:	/s/ G. Bevington

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Name:	Paul Lloyd	Name:	G. Bevington

Title:	Human Resources Manager	Emp No:

Address:

Date:	20 July 2001	Date: